UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 8, 2023

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2023, Hyster-Yale Materials Handling, Inc. (the “Company”), as part of its long-term succession planning, appointed Rajiv K. Prasad, age 59, as President and Chief Executive Officer (“CEO”) of the Company, effective May 9, 2023 (the “Effective Date”). Alfred M. Rankin, Jr., who has served as the Company’s Chairman and CEO, assumed the role of Executive Chairman of the Board of Directors (the “Board”) of the Company on the Effective Date.

Mr. Prasad has served as the President of the Company from May 2022 to present, the President and Chief Executive Officer of Hyster-Yale Group, Inc. (“HYG”) from January 2020 to present, the Chief Product and Operations Officer of HYG from February 2018 to December 2019 and the Senior Vice President Global Product Development, Manufacturing and Supply Chain Strategy from prior to 2018 to February 2018. With over 15 years of service in the Company’s senior management, including as President and Chief Executive Officer of HYG, which includes both Nuvera Fuel Cells, LLC and Bolzoni S.p.A. as well as the lift truck business, Mr. Prasad has extensive knowledge of the Company’s operations and strategies. His engineering and product development experience will also allow him to provide invaluable insight into the Company’s long-term strategic plans.

In connection with his appointment as CEO, Mr. Prasad’s base salary will increase to an annual rate of $972,315 per year, effective as of the Effective Date. Mr. Prasad’s compensation will be further adjusted as follows: continued participation in the Company’s Annual Incentive Compensation Plan, with his target cash opportunity increased from 75% of his former role’s salary midpoint (which is $811,500 for 2023) to 100% of his new role’s salary midpoint (which is $1,143,900 for 2023) (for 2023, this award will be prorated based on the Effective Date); continued participation in the Company’s Long-Term Equity Incentive Plan, with his target opportunity increased from 160% of his former role’s salary midpoint (which is $811,500 for 2023) to 250% of his new role’s salary midpoint (which is $1,143,900 for 2023) and payment generally made 65% in transfer-restricted shares and 35% in cash; and his perquisite cash allowance increased from $35,000 to $45,000 per year. Mr. Prasad will continue to participate in certain standard employee health, welfare and retirement benefits.

As Executive Chairman of the Board, Mr. Rankin’s base salary will be reduced to an annual rate of $1,006,400 per year, effective as of the Effective Date. Mr. Rankin’s continued participation in the Company’s Annual Incentive Compensation Plan will be reduced, with his target cash opportunity reduced from 110% of his former role’s adjusted salary midpoint (which is $1,155,960 for 2023) to 90% of his new role’s salary midpoint (which is $1,006,400 for 2023) (for 2023, this award will be prorated based on the Effective Date) and continued participation in the Company’s Long-Term Equity Incentive Plan, with his target opportunity reduced from 290% of his former role’s adjusted salary midpoint (which is $1,155,960 for 2023) to 220% of his new role’s salary midpoint (which is $1,006,400 for 2023) and payment generally made 65% in transfer-restricted shares and 35% in cash. Mr. Rankin’s cash perquisite cash allowance will be reduced from $40,500 to $40,000 per year. Mr. Rankin will continue to participate in certain standard employee health, welfare and retirement benefits.

On May 8, 2023, the Compensation Committee of the Board approved adjustments to the compensation for Anthony J. Salgado, the Chief Operating Officer of HYG, to reflect his increased responsibilities for the oversight of the Company’s global supply chain and manufacturing operations. Mr. Salgado’s base salary will increase to an annual rate of $616,250 per year, effective as of the Effective Date. In addition, Mr. Salgado’s compensation will be further adjusted as follows: continued participation in the Company’s Annual Incentive Compensation Plan, with his target cash opportunity increased from 65% of his role’s former salary midpoint (which is $674,700 for 2023) to 70% of his role’s new salary midpoint (which is $770,300 for 2023) (for 2023, this award will be prorated based on the Effective Date); continued participation in the Company’s Long-Term Equity Incentive Plan, with his target opportunity increased from 110% of his role’s former salary midpoint (which is $674,700 for 2023) to 145% of his role’s new salary midpoint (which is $770,300 for 2023) and payment generally made 65% in transfer-restricted shares and 35% in cash; and his perquisite cash allowance increased from $25,000 to $30,000 per year. Mr. Salgado will continue to participate in certain standard employee health, welfare and retirement benefits.

In addition, on May 9, 2023, at the Company’s Annual Meeting of Stockholders, the stockholders of the Company approved the amendment and restatement of the Company’s Non-Employee Directors’ Equity Compensation Plan (the “Current Directors’ Plan”). We refer to the Current Directors’ Plan, as amended and restated at the Annual Meeting of Stockholders, as the “Amended Directors’ Plan”). The terms of the Amended Directors’ Plan succeed those of the Current Directors’ Plan.

In general, the Amended Directors’ Plan continues to provide for the payment to the non-employee directors of the Company of a portion of their annual retainers in capital stock of the Company in order to help further align the interests of such directors with the stockholders of the Company, and promote the long-term interests of the Company. Under the Amended Directors' Plan, the non-employee directors are required to receive a portion (as determined by the Board) of their annual retainer (in 2023, $140,000 out of $208,000) in shares of Class A Common Stock, par value $1.00 per share, of the Company

(which we refer to as “Mandatory Shares”). The non-employee directors may also elect to receive all or part of the remainder of the retainer and all other fees in the form of shares of Class A Common Stock (which we refer to as “Voluntary Shares”). Directors are generally required to hold the Mandatory Shares for a period of ten years from the last day of the calendar quarter for which the Mandatory Shares were earned and, during that ten-year holding period, the Mandatory Shares cannot be assigned, pledged or otherwise transferred, subject to certain limited exceptions. Subject to adjustment as described in (plus the share counting rules for) the Amended Directors’ Plan, a total of 200,000 shares of Class A Common Stock are available for awards granted under the Amended Directors’ Plan. Also subject to adjustment as described in the Amended Directors' Plan, the maximum amount paid to a non-employee director in any calendar year beginning on or after January 1, 2019 shall not exceed the greater of (1) $1,250,000 or (2) the fair market value of 20,000 shares of Class A Common Stock.

Company shareholder approval of the Amended Directors’ Plan also extended the term for the Amended Directors’ Plan until May 9, 2033. The Amended Directors’ Plan also made certain other conforming, clarifying or non-substantive changes to the Current Directors’ Plan. The Amended Directors’ Plan administrator generally will be able to amend the Amended Directors’ Plan subject to Company stockholder approval and/or awardee consent in certain circumstances, as described in the Amended Directors’ Plan.

This description of the Amended Directors’ Plan is qualified in its entirety by reference to the full text of the Amended Directors’ Plan, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hyster-Yale Materials Handling, Inc. (the "Company") held its Annual Meeting of Stockholders on May 9, 2023.

The stockholders elected the following thirteen nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTES WITHHELD	BROKER NON-VOTES
Colleen R. Batcheler	47,423,552	124,918	998,031
James B. Bemowski	47,375,587	172,883	998,031
J.C. Butler, Jr.	44,132,077	3,416,393	998,031
Carolyn Corvi	45,568,309	1,980,161	998,031
Edward T. Eliopoulos	47,164,677	383,793	998,031
John P. Jumper	44,771,781	2,776,689	998,031
Dennis W. LaBarre	43,646,215	3,902,255	998,031
H. Vincent Poor	45,656,188	1,892,282	998,031
Rajiv K. Prasad	46,900,918	647,552	998,031
Alfred M. Rankin, Jr.	45,371,384	2,177,086	998,031
Claiborne R. Rankin	45,348,919	2,199,551	998,031
Britton T. Taplin	45,344,046	2,204,424	998,031
David B.H. Williams	45,324,803	2,223,667	998,031

The stockholders approved, on an advisory basis, the Company's named executive officer compensation:

For	46,166,251
Against	1,349,904
Abstain	32,326
Broker non-votes	998,031

The stockholders approved the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan (As Amended and Restated Effective May 9, 2023):

For	47,435,722
Against	92,168
Abstain	20,591
Broker non-votes	998,031

The stockholders confirmed the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the current fiscal year:

For	48,133,366
Against	397,683
Abstain	15,463

Item 8.01. Other Events

The updated legal opinion of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Company, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference thereto into the Registration Statement on Form S-8 (File No. 333-271580), which was filed with the Securities and Exchange Commission on May 2, 2023.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

5.1	Opinion of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Company
10.1
Non-Employee Directors’ Equity Compensation Plan (Amended and Restated Effective May 9, 2023) (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (Commission File No. 000-54799), filed March 29, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 10, 2023		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary